UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 15, 2004

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (952) 853-8100

No Change

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
News Release
Supplementary Schedules

Item 2.02. Results of Operations and Financial Condition.

On December 15, 2004, Ceridian Corporation (the “Company”) issued a press release. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. In addition, copies of the supplementary schedules referenced in the above mentioned press release that are contained on the Company’s website at www.ceridian.com are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

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Item 8.01. Other Events.

As previously announced, the Company is responding to a document request from the SEC, and the SEC has issued a formal order of investigation. In February 2004, the Company provided documents responsive to the SEC. In July 2004, the Company advised the SEC of the investigation the Audit Committee of the Board of Directors was undertaking. Since that time, the Company has continued to keep the SEC advised on a regular basis of the Audit Committee’s investigation. On December 10, 2004, the Company received a further formal document request from the SEC. The formal document requests state that the SEC investigation is a non-public, fact-finding inquiry, and that the investigation and document requests do not mean that the SEC has concluded that the Company has violated any securities laws. The Company is fully cooperating with the SEC and is in the process of responding to the SEC’s additional document request.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Ceridian Corporation News Release dated December 15, 2004.

99.2	Supplementary Schedules Referenced in News Release dated December 15, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION
/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, General Counsel and Corporate Secretary

Dated: December 15, 2004

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INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing
99.1	Ceridian Corporation News Release dated December 15, 2004.	Filed electronically

99.2	Supplementary Schedules Referenced in News Release dated December 15, 2004.	File electronically

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